UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington D.C. 20549

FORM 8-K
CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 13, 2010

Wonder Auto Technology, Inc.

(Exact name of registrant as specified in its charter)

Nevada	0-50883	88-0495105

(State of Incorporation)	(Commission File No.)	(IRS Employer ID No.)

No. 16 Yulu Street
Taihe District, Jinzhou City, Liaoning Province
People’s Republic of China, 121013
(Address of Principal Executive Offices)

(86) 416-2661186
Registrant’s Telephone Number, Including Area Code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01 ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

Conditional Sale and Purchase Agreement

On July 10, 2010, Wonder Auto Technology, Inc.’s (the “Company”) wholly-owned subsidiaries Wonder Auto Limited (“Wonder BVI”) and Yearcity Limited (“Yearcity”) entered into a conditional sale and purchase agreement (“Applaud Agreement”) with Jin Ying Limited, a British Virgin Islands corporation (“Jin Ying”) under which Wonder BVI and Yearcity will sell an aggregate of 4,015 ordinary shares (the “Applaud Shares”) of Applaud Group Limited (“Applaud”), representing 38.36% of the total equity interest in Applaud, for a total consideration of HK$162,000,000 (approximately US$20.86 million). Applaud is a British Virgin Islands corporation that has no assets other than its ownership of 48.58% of equity interest in Jinheng Automotive Safety Technology Holdings Limited, a Cayman Islands corporation (“Jinheng Holdings”).  Wonder BVI and Yearcity acquired the Applaud Shares for a total consideration of HK$115,449,757.80 (approximately US$14.87 million) in January 2010. The closing of the Applaud Agreement is conditioned upon the Closing of the Vital Glee Agreement.

Conditional Disposal Agreement

On the same date, the Company’s wholly-owned subsidiary Vital Glee Development Limited (“Vital Glee”) entered into a conditional disposal agreement (the “Vital Glee Agreement”) with Jinheng Holdings, under which Vital Glee will acquire a 100% equity interest in Jinheng (BVI) Ltd., a British Virgin Islands corporation (“Jinheng BVI”). Jinheng BVI is a holding company without any active operations or assets except (i) its 100% equity ownership of Jinheng (Hong Kong) Ltd., a holding company with no active business operations (“Jinheng HK”); (ii) its indirect (through Jinheng HK) 100% equity ownership of Jinzhou Jinheng Automobile Safety System Co., Ltd. (“Jinzhou Jinheng”), a Chinese corporation primarily engaged in the design, manufacturing and sale of automobile airbags and safety belts; (iii) its 55.56% indirect (through Jinheng PRC and Jinheng HK) equity ownership of Shenyang Jinbei Jinheng Automobile Safety System Co., Ltd., a Chinese corporation primarily engaged in the design, manufacture and sale of automobile airbags and related parts; (iv) its 100% equity ownership of Beijing Jinheng Sega Automotive Spare Parts Limited, a Chinese corporation engaged in the manufacture and sale of automobile steering wheels; and (v) its 90% equity ownership of Harbin Hafei Jinheng Automotive Safety System Co., Ltd., a Chinese corporation engaged in the manufacture and sale of airbags and other automobile parts. Jinheng BVI also owns Shanxi Winner Auto-Parts Limited (“Shanxi Winner”), a Chinese corporation engaged in design, manufacturing and sale of clock spring, wire harness and inflator; and Shenyang Jinheng Jinsida Automobile Electronic Co., Ltd. (“Jinsida”), a Chinese corporation engaged in design, manufacturing and sale of electronic control units. However, the parties agreed that Vital Glee will not acquire ownership of Shanxi Winner or Jinsida as part of the transactions contemplated by the Vital Glee Agreement, and Jinheng BVI and its subsidiaries will transfer ownership of Shanxi Winner and Jinsida to Jinheng Holdings or its subsidiaries.

Under the Vital Glee Agreement, Vital Glee will pay total cash consideration of HK $1,130 million (approximately US$145.54 million) in exchange for the 100% equity interest in Jinheng BVI. The total purchase price is scheduled to be paid by Vital Glee in four installments as follows. The first installment payment of HK $339 million (approximately US$43.66 million) will be made within seven business days after the satisfaction of all the closing conditions (except for the payment of such first installment payment) as set forth in Section 4.1 of the Vital Glee Agreement. Vital Glee also will issue three non-interest bearing promissory notes in the respective amount of HK $169.5 million (approximately US$21.83 million), HK $169.5 million (approximately US$21.83 million) and HK $452 million (approximately US$58.22 million) to Jinheng Holdings at the closing of the transactions contemplated by the Vital Glee Agreement (the “Closing”), which will become payable at the 30th, 90th and 180th days after the Closing, respectively. Vital Glee will pledge shares of Jinheng BVI to secure the payment of the promissory notes pursuant to a share pledge agreement to be entered into at the Closing.

The transaction is subject to customary closing conditions, including, among other things, approval by the Company’s board, approval by shareholders of Jinheng Holdings and approval by the Hong Kong Stock Exchange. In addition, Vital Glee and Jinheng Holding will each deliver to the other party a fairness opinion issued by an independent third party before Jinheng delivers the circular to its shareholders as required under The Rules Governing the Listing of Securities on the Stock Exchange of Hong Kong Limited. The Company will fund the proposed acquisition through cash on hand and bank loans. The closing of the Vital Glee Agreement is conditioned upon the Closing of the Applaud Agreement.

Other Agreements

In connection with and as closing conditions to the Vital Glee Agreement, on July 10, 2010, the parties also entered into the following documents which will become effective upon satisfaction of certain conditions, including that the closing of the Vital Glee Agreement.

Jinheng Automotive Electronic (Hong Kong) Limited (“Jinheng Electric HK”), a wholly-owned subsidiary of Jinheng Holdings and Jinzhou Jinheng entered into the trademark license agreement, pursuant to which Jinzhou Jinheng, as licensor, will grant a license to Jinheng Electronic HK, as licensee, in respect of (i) the use of certain trademarks owned by Jinzhou Jinheng (the “Jinheng Trademarks”) in the PRC by Jinheng Electronic HK and (ii) the right to sub-license to use of the Jinheng Trademarks in the PRC by Jinheng Electronic HK to its associated companies or other companies at the nominal license fee of RMB1.00 for the period from the Closing to the date of which Jinzhou Jinheng will cease to legally and beneficially own and/or hold the legal titles of Jinheng Trademarks.

Jinzhou Jinheng and Beijing Jinheng Great Idea Automotive Electronic Systems Co., Ltd., a subsidiary of Jinheng Holdings (“Beijing Great Idea”), entered into a supply agreement pursuant to which Beijing Great Idea (or its associated companies) will manufacture and sell to Jinzhou Jinheng (or its associated companies) automotive electronic systems and spare parts which can be installed in the safety airbags system and safety seat belts system manufactured by Jinzhou Jinheng. The agreement will expire on December 31, 2012.

Jinzhou Jinheng and Shanxi Winner, a subsidiary of Jinheng Holdings, entered into a supply agreement, pursuant to which Shanxi Winner (or its associated companies) will manufacture and sell to Jinzhou Jinheng (or its associated companies) safety airbag inflators and other automotive components which can be installed in the safety airbags system and safety seat belts system manufactured by Jinzhou Jinheng.

The Company’s CEO and Chairman Mr. Qingjie Zhao is the executive director of Jinheng Holdings and the Company’s Chief Strategy Officer and director Mr. Qingdong Zeng is a non-executive director of Jinheng Holdings. As such, the Vital Glee Agreement was identified and acknowledged by the Company’s Board of Directors (the “Board”) from the outset as related party transactions. On July 9, 2010, the Audit Committee of the Board approved the Vital Glee Agreement and recommended approval of the Vital Glee Agreement to the Board. The Board approved the Vital Glee Agreements on July 9, 2010, with Messrs. Zhao and Zeng abstaining.

The description of the Vital Glee Agreement, the Applaud Agreement, the trademark license agreement, the Beijing Great Idea suppler agreement and the Shanxi Winner supplier agreement in this current report is a summary only and is qualified in its entirety by the terms of the Vital Glee Agreement, the Applaud Agreement, the trademark license agreement, the Beijing Great Idea suppler agreement and the Shanxi Winner supplier agreement, English summaries of which are attached hereto as exhibits 10.1, 10.2, 10.3, 10.4 and 10.5 and are hereby incorporated by reference.

ITEM 9.01 FINANCIAL STATEMENTS AND EXHIBITS

(d)	Exhibits.

Number	Description

10.1	English Summary of the conditional sale and purchase agreement, dated July 10, 2010, by and among Wonder Auto Limited, Yearcity Limited and Jin Ying Limited.

10.2	English Summary of the conditional disposal agreement, dated July 10, 2010, by and among Vital Glee Development Limited and Jinheng Automotive Safety Technology Holdings Limited.

10.3	English Summary of the trademark license agreement, dated July 10, 2010, by and between Jinheng Automotive Electronic (Hong Kong) Limited and Jinzhou Jinheng Automobile Safety System Co., Ltd.

10.4	English Summary of the supply agreement, dated July 10, 2010, by and between Beijing Jinheng Great Idea Automotive Electronic Systems Co., Ltd. and Jinzhou Jinheng Automobile Safety System Co., Ltd.

10.5	English Summary of the supply agreement, dated July 10, 2010, by and between Shanxi Winner Auto-Parts Limited and Jinzhou Jinheng Automobile Safety System Co., Ltd.

SIGNATURES

Pursuant to the requirements of the Securities and Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Wonder Auto Technology, Inc.

Date: July 13, 2010

/s/ Qingjie Zhao
Chief Executive Officer and President

EXHIBIT INDEX

Exhibit Number	Description of Exhibit

10.1	English Summary of conditional sale and purchase agreement, dated July 10, 2010, by and among Wonder Auto Limited, Yearcity Limited and Jin Ying Limited.

10.2	English Summary of conditional disposal agreement, dated July 10, 2010, by and among Vital Glee Development Limited and Jinheng Automotive Safety Technology Holdings Limited.

10.3	English Summary of the trademark license agreement, dated July 10, 2010, by and between Jinheng Automotive Electronic (Hong Kong) Limited and Jinzhou Jinheng Automobile Safety System Co., Ltd.

10.4	English Summary of the supply agreement, dated July 10, 2010, by and between Beijing Jinheng Great Idea Automotive Electronic Systems Co., Ltd. and Jinzhou Jinheng Automobile Safety System Co., Ltd.

10.5	English Summary of the supply agreement, dated July 10, 2010, by and between Shanxi Winner Auto-Parts Limited and Jinzhou Jinheng Automobile Safety System Co., Ltd.